UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2025 (March 1, 2025)

ASGN Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-35636	95-4023433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4400 Cox Road, Suite 110
Glen Allen, Virginia 23060
(Address, including zip code, of Principal Executive Offices)
(888) 482-8068
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	ASGN	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2025, the Company announced the appointment of Sadasivam (Shiv) Iyer as the Company’s President, effective as of March 1, 2025.

Mr. Iyer, age 52, brings over two decades of consulting experience to the Company. He most recently led Accenture’s Consulting and Industry X business across the U.S., Canada, and Latin America, scaling the company’s functional, industry, and technological advisory capabilities. Mr. Iyer also served as Managing Director at Alvarez & Marsal, a global consulting firm, from November 2020 to March 2021. Prior to his tenure at Alvarez & Marsal, Mr. Iyer joined Accenture in 2010 as a managing director in the Products industry vertical, before serving as Market Unit Lead, US Midwest. Mr. Iyer began his career at Wipro Infotech in India. Mr. Iyer holds his bachelor's and master's degrees from the University of Mumbai and an MBA from the Kelley School of Business at Indiana University.

In connection with joining the Company, Mr. Iyer entered into an employment agreement (the “Employment Agreement”) as described in more detail below. The description below is not complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2025.

Under the Employment Agreement, Mr. Iyer is entitled to receive an initial base salary (the “Base Salary”) of $850,000 per year, and Mr. Iyer is eligible to receive a target annual cash incentive bonus (an “Annual Bonus”) opportunity equal to 125 percent of his base salary in effect for the relevant year, with the maximum cash performance bonus equal to 200 percent of the target bonus in effect for the relevant year. The Employment Agreement further provides that Mr. Iyer is eligible for a monthly automobile allowance in the amount of $500, an annual physical examination allowance up to $1,500, tax preparation and financial planning services up to $2,500 annually, and reimbursement of up to $10,000 in legal fees incurred in connection with the negotiation of the agreement.

The Employment Agreement provides that Mr. Iyer is eligible to receive annual long-term equity awards in accordance with the Company’s long-term compensation plan applicable to senior executives, with a target annual equity award value equal to $1,750,000, which may be adjusted subject to the sole discretion of the Compensation Committee of the Board. The specific terms and conditions of any annual equity award, including vesting and performance conditions, will be determined by the Compensation Committee of the Board. In addition, Mr. Iyer will receive a long-term equity award upon signing with a value of $4,000,000; the vesting terms and conditions will be the same as his 2025 annual equity awards.

If Mr. Iyer’s employment is terminated by the Company without “cause” or by Mr. Iyer for “good reason” (each, a “Qualifying Termination”), then:

•the Company will pay Mr. Iyer an amount equal to 12 months of the Base Salary in effect on the date of termination, payable in substantially equal installments over a 12-month period following the Executive’s separation from service; and

•the Company will provide, during the 12-month period commencing on the date of termination, Mr. Iyer and Mr. Iyer’s eligible dependents with Company-subsidized coverage under its group health plans.

If Mr. Iyer incurs a separation from service by reason of Mr. Iyer’s death or disability, then Mr. Iyer will receive the same separation payments and benefits as upon a Qualifying Termination. Further, per his equity grant agreements, upon his death or disability, his time-vesting restricted stock units ("RSUs") will be accelerated, and his performance-based RSUs will not be forfeited as if the executive had provided service for the entire performance period, to be paid out upon certification of performance.

The separation payments and benefits described above are subject to Mr. Iyer’s (or Mr. Iyer’s estate, if applicable) execution and non-revocation of a general release of claims in favor of the Company, and continued compliance with certain restrictive covenants, including confidentiality, non-compete, and non-solicitation covenants.

Pursuant to the Employment Agreement, during the employment period Mr. Iyer will be eligible to participate in the ASGN Incorporated Amended and Restated Change in Control Severance Plan (the “CIC Plan”) at the level of “President,” as such plan may be amended from time to time in accordance with its terms.

Other than as described above, Mr. Iyer has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor are any such transactions currently proposed. There are no arrangements or understandings between Mr. Iyer and any other persons pursuant to which he was appointed as an executive officer of the Company, and there are no family relationships between Mr. Iyer and any director or executive officer of the Company.

A copy of the press release is furnished as Exhibit 99.1 to this Report. The information included in Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the company under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
99.1	Press Release, dated March 4, 2025
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASGN Incorporated

Date: March 4, 2025	/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
Senior Vice President, Chief Legal Officer and Secretary